SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

Plato Learning, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Notice Of Annual Meeting Of Stockholders To Be Held On March 22, 2001
Proxy Statement
Annual Meeting and Proxy Solicitation Information
Security Ownership Of Certain Beneficial Owners And Management
Proposal 1. Election Of Directors
Nominees for Directors
Class II — Serving Until 2004 Annual Meeting
Directors Continuing in Office
Class III — Serving Until 2002 Annual Meeting
Class I — Serving Until 2003 Annual Meeting
Director Compensation
Committees and Meetings of the Board of Directors
Proposal 2. Appointment Of Independent Accountants
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Other Compensation Arrangements
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Compensation Philosophy
Overview of Executive Compensation Policy
Base Salaries
Annual Cash Incentive Compensation
Stock Option Incentives
Benefits
Report of the Audit Committee
Stock Performance Graph
Other Information
Compliance with Section 16(a) of the Securities Exchange Act of 1934
Stockholder Proposals For 2002 Annual Meeting
Appendix A
Audit Committee Charter September 2000
Appendix I
Annual Meeting Of Stockholders

Dear Fellow Stockholders:

Our directors and officers join me in extending a cordial invitation to attend the Annual Meeting of Stockholders of PLATO Learning, Inc., (the “Company”), a Delaware corporation, at 9:00 a.m. (CST) on Thursday, March 22, 2001, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403.

Your vote is important. The matters to be considered at the Annual Meeting are described in the accompanying Proxy Statement. Regardless of your plans for attending in person, it is important that your shares be represented at the Annual Meeting. Therefore, please complete, sign, date and return the enclosed proxy card. This will enable you to vote on the business to be transacted whether or not you attend the Annual Meeting.

Our Annual Report for the fiscal year 2000 is enclosed with this mailing.

The continuing interest of the stockholders in the business of the Company is gratefully acknowledged and we look forward to seeing you at the Annual Meeting.

Sincerely,

John Murray President and Chief Executive Officer

February 1, 2001

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 21, 2001.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located on your proxy card.

•	Follow the simple recorded instructions.

VOTE BY INTERNET — http://www.eproxy.com/tutr/

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on March 21, 2001.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located on your proxy card to obtain your records and create an electronic ballot.

•	Follow the simple instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PLATO Learning, Inc., c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 22, 2001

To Our Stockholders:

The Annual Meeting of Stockholders of PLATO Learning, Inc. (the “Company”) will be held at 9:00 a.m. (CST) on Thursday, March 22, 2001, at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 for the purpose of considering and voting on the following matters:

1.	To elect two directors to the Board of Directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending October 31, 2001.

3.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on January 19, 2001 will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

Your attention is directed to the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign, date and return the enclosed proxy card. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

BY THE ORDER OF THE BOARD OF DIRECTORS,

Steven R. Schuster Corporate Secretary

February 1, 2001

PLATO Learning, Inc.
10801 Nesbitt Avenue South
Bloomington, MN 55437

PROXY STATEMENT

Annual Meeting and Proxy Solicitation Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on March 22, 2001, at 9:00 a.m. (CST), at the Hyatt Regency Minneapolis, 1300 Nicollet Mall, Minneapolis, Minnesota 55403, and at any adjournment thereof, for the purpose set forth in the Notice of Annual Meeting of Stockholders.

Who Can Vote

Only the holders of the Company’s common stock whose names appear of record on the Company’s books at the close of business on January 19, 2001 will be entitled to vote at the Annual Meeting. At the close of business on January 19, 2001, a total of 8,340,971 shares of common stock were outstanding. Each holder of common stock is entitled to one vote for each share held. Stockholders do not have the right to vote cumulatively as to any matter.

Voting

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the Annual Meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

A stockholder may, with respect to the election of directors, (i) vote “FOR” the election of all named director nominees, (ii) “WITHHOLD” authority to vote for all named director nominees, or (iii) vote “FOR” the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. A stockholder may, with respect to the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants, (i) vote “FOR” such proposal, (ii) vote “AGAINST” such proposal, or (iii) “ABSTAIN” from voting on such proposal.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by the stockholder. If no direction is made, the proxy will be voted “FOR” the election of all named director nominees and “FOR” the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants. A stockholder may revoke his or her proxy at any time before it is voted by delivering to an officer of the Company a written notice of termination of the proxy’s authority, by filing with an officer of the Company another proxy bearing a later date, or by appearing and voting at the Annual Meeting. This Proxy Statement and the form of proxy enclosed are being mailed on or about February 1, 2001.

Other

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telecommunications, or personal calls.

The Company’s 2000 Annual Report, including financial statements, is being furnished to each stockholder with this Proxy Statement. The Company’s Annual Report on Form 10-K will be provided without charge upon written request directed to Investor Relations, PLATO Learning, Inc., 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information provided to Company, as of January 19, 2001, as to the beneficial ownership of the Company’s common stock by (i) Named Executive Officers appearing in the summary compensation table below and Directors (ii) all Directors and Executive Officers as a group and (iii) each person known to the Company to be the beneficial owner of more than 5% of such stock:

	Amount and Nature
Beneficial Owners	Beneficial Ownership		Percent of Class

Named Executive Officers:

William R. Roach 3150 W. Higgins Road, Suite 155 Hoffman Estates, IL 60195	666,838	(1)	7.7%

John Murray	104,314	(1)	1.2%

G. Thomas Ahern	95,356	(1)	1.1%

David H. LePage	61,560	(1)	0.7%

Wellesley R. Foshay, Ph.D.	56,570	(1)	0.7%

Directors:

Jack R. Borsting, Ph.D.	26,000	(1)	0.3%

Hurdis M. Griffith, Ph.D., RN	12,500	(1)	0.2%

John L. Krakauer	61,000	(1)	0.7%

Maj. Gen. Vernon B. Lewis, Jr. (Ret.)	60,450	(1)	0.7%

Gen. Dennis J. Reimer (Ret.)	15,000	(1)	0.2%

Arthur W. Stellar, Ph.D.	13,800	(1)	0.2%

All Directors and Executive Officers as a Group (17 individuals)	1,278,770	(2)	14.0%

5% Holders:

Kopp Investment Advisors, Inc. 7701 France Avenue South, Suite 500 Edina, Minnesota 55435	1,417,700	(3)	17.0%

William D. Witter, Inc. One Citicorp Center 153 East 53rd Street New York, New York 10022-4611	538,936	(4)	6.5%

(1)	Includes 356,400, 97,532, 78,816, 56,246, 41,233, 22,500, 12,000, 7,500, 34,500, 15,000 and 12,500 shares which Messrs. Roach, Murray, Ahern, LePage, Drs. Foshay, Borsting and Griffith, Mr. Krakauer, Generals Lewis and Reimer and Dr. Stellar respectively, may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(2)	Includes 820,794 shares that the Named Executive Officers, Directors and other Executive Officers of the Company may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

(3)	Based on information in a Schedule 13G/A, a Report dated December 8, 2000, delivered to the Company indicating that Kopp Investment Advisors, Inc. and related companies are the beneficial owners of 1,417,700 shares, possess sole voting power with respect to 433,800 shares, sole dispositive power with respect to 410,000 shares and shared dispositive power with respect to 1,007,700 shares as of October 31, 2000.

(4)	Based on information in a Schedule 13G Report dated January 4, 2001, delivered to the Company indicating that William D. Witter and related companies are the beneficial owners of 538,936 shares, possess sole voting power with respect to 520,236 shares and sole dispositive power with respect to 538,936 shares.

PROPOSAL 1.
ELECTION OF DIRECTORS

The Board of Directors consists of eight persons and is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. The terms of the Class II Directors expire with this Annual Meeting of Stockholders. Each of the nominees for Class II Director, if elected, will serve three years until the 2004 Annual Meeting of Stockholders or until a successor has been elected and qualified. The current Class III and I Directors will continue in office until the 2002 and 2003 Annual Meetings, respectively. Major General Vernon B. Lewis, Jr. (Ret.), a Director of the Company since January 1993, will retire from the Board on March 22, 2001.

Directors will be elected at the Annual Meeting by a plurality of the votes cast at the meeting by the holders of the shares entitled to vote in the election represented in person or by proxy. Thus, assuming a quorum is present, the two persons receiving the greatest number of votes will be elected to serve as members of the Board of Directors. Accordingly, abstentions and non-votes with respect to the election of directors will not affect the outcome of the election of directors. If any of the nominees should be unable or unwilling to serve as a director, an event that is not anticipated, the proxies will be voted for substitute nominees designated by the Board of Directors. The following sets forth information as to each of the nominees for election and each director continuing in office.

Nominees for Directors

Class II — Serving Until 2004 Annual Meeting

John Murray

Age:	45

Director Since:	2000

Principal Occupation:	President and Chief Executive Officer of PLATO Learning, Inc.

Recent Business Experience:	Mr. Murray was elected to the Board of Directors on January 31, 2000. He has been Chief Executive Officer of the Company since November 2000. From January 2000 to November 2000, he was President, Chief Operating Officer and Acting Chief Financial Officer. From October 1998 to January 2000, he was Executive Vice President and Acting Chief Financial Officer. From October 1997 to October 1998, Mr. Murray served as Senior Vice President, Operations and from April 1996 to October 1997, he served as Vice President, Product Development. From November 1994 to March 1996, he was Vice President, Aviation Sales & Operations and from 1991 to 1994, he was Vice President, Eastern Aviation Sales & Operations. Mr. Murray joined the Company in 1989 as Managing Director of the Company’s United Kingdom subsidiary.

Arthur W. Stellar, Ph.D.

Age:	53

Director Since:	2000

Principal Occupation:	President and Chief Executive Officer

High/Scope Educational Research Foundation

Recent Business Experience:	Dr. Stellar was appointed as President and Chief Executive Officer of the High/Scope Educational Research Foundation (a research, development, training and public advocacy organization) in January 2001. From July 1996 until his recent appointment, Dr. Stellar served as the Superintendent of the Kingston City Schools in New York. Previously he served as Superintendent in various school districts located in several different states.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted for the two Class II nominees of the Board of Directors named above.

Directors Continuing in Office

Class III — Serving Until 2002 Annual Meeting

Jack R. Borsting, Ph.D.

Age:	72

Director Since:	1993

Principal Occupation:	Executive Director of the Center for Telecommunications Management and E. Morgan Stanley Professor of Business Administration, University of Southern California

Recent Business Experience:	From January 1994 to the present, Dr. Borsting has served as the E. Morgan Stanley Professor of Business Administration at the University of Southern California. He is also currently the Executive Director of the Center for Telecommunications Management at the University of Southern California. From 1988 to January 1994, he was Dean and Professor of Business Administration at the University of Southern California, Los Angeles.

Other Directorships:	Northrop Grumman and Whitman Education Group.

Hurdis M. Griffith, Ph.D.

Age:	59

Director Since:	2000

Principal Occupation:	Dean of the College of Nursing Rutgers State University, New Jersey

Recent Business Experience:	Dr. Griffith currently serves as the Dean of the College of Nursing at Rutgers University. Prior to joining Rutgers in 1995, she served as the Senior Policy Advisor in the Office of Disease Prevention and Health Promotion from 1991 until 1995. Previously Dr. Griffith was on the faculties of different schools of nursing and had positions in the public and private sectors in the area of health policy.

General Dennis J. Reimer USA (Ret.)

Age:	61

Director Since:	2000

Principal Occupation:	Director of the National Memorial Institute for the Prevention of Terrorism

Recent Business Experience:	General Reimer has served as the Director of the National Memorial Institute for the Prevention of Terrorism since April 2000. He served in the United States Army from 1962 until his retirement in August 1999. General Reimer was the U.S. Army’s Chief of Staff from June 1995 until his retirement. He previously held several command assignments.

Other Directorships:	DRS Technologies & Microvision

Class I — Serving Until 2003 Annual Meeting

William R. Roach

Age:	60

Director Since:	1989

Principal Occupation:	Director of the Company and private investor

Recent Business Experience:	On November 17, 2000, Mr. Roach resigned as the Company’s Chief Executive Officer. He continues to be a Director of the Company. From 1989 until November 2000, Mr. Roach served as the Company’s Chairman of the Board of Directors and Chief Executive Officer. He also served as President of the Company until January 2000. Prior to founding the Company, from 1987 to 1988, Mr. Roach was President and Chief Executive Officer of Applied Learning International, Inc. (“ALI”), a training and education company and successor to Advanced Systems, Inc. (“ASI”), and a Director and Senior Vice President of ALI’s parent, National Education Corporation (“NEC”). From 1981 to 1987, Mr. Roach was the Chief Executive Officer of ASI, a New York Stock Exchange listed training and education company which was acquired by NEC in 1987. After leaving ALI in 1988, Mr. Roach led a group of investors in pursuing an acquisition in the field of training and education.

John L. Krakauer

Age:	59

Director Since:	1993

Principal Occupation:	Private investor and consultant

Recent Business Experience:	Since February 2000, Mr. Krakauer has served as part time President, CEO and Director, of RVision Corporation, a private video patient education company. From June 1989 to March 1995, Mr. Krakauer served as Executive Vice President of HealthCare COMPARE Corp., a medical cost management company. From May 1994 to March 1995, he served as a Director, and from July 1994 to December 1994, he served as interim President and Chief Executive Officer of Cardiac Alliance, Inc., a home health care company specializing in cardiac care.

Director Compensation

In fiscal year 2000 from November 1, 1999 through March 29, 2000, directors who were not employees or affiliates of the Company received $1,000 for attendance at each Board meeting. Directors also received $1,000 for the first telephonic Board meeting with no additional compensation for any additional telephonic Board meetings during the year. Committee Chairs received $750 and Committee members received $500 for attendance at each Committee meeting. Committee Chairs also received $750 and Committee members also received $500 for the first telephonic Committee meeting with no additional compensation for any additional telephonic Committee meetings during the year.

Directors who are not employees or affiliates of the Company are eligible to receive grants of stock options. Effective March 30, 2000, in lieu of the above mentioned Board and Committee meeting fees, eligible Directors each received options to acquire 2,500 shares of the Company’s common stock (aggregate of 15,000 shares). In addition, new eligible Directors each received options to acquire 10,000 shares of the Company’s common stock (aggregate of 30,000 shares), and existing eligible Directors each received options to acquire 5,000 shares of the Company’s common stock (aggregate of 15,000 shares). The exercise price of these options is $12.00 per share (being the fair market value of the Company’s stock on the date of grant). These options vested immediately and expire ten years following the date of grant.

Directors who are employees or affiliates of the Company receive no additional compensation for their services as a director of the Company.

Committees and Meetings of the Board of Directors

The Board of Directors held seven meetings in fiscal 2000. During fiscal 2000, each of the Company’s current directors attended all of the meetings of the Board and Committees of which they were members. In addition, the Board passed two resolutions during fiscal 2000 by written consent.

The Board of Directors of the Company has a Compensation Committee consisting of Mr. Krakauer (Chair), General Lewis and Drs. Stellar and Griffith, and an Audit Committee consisting of Dr. Borsting (Chair), Generals Reimer and Lewis and Dr. Griffith. The Company established a Nominating Committee in November 2000 consisting of General Reimer (Chair) and Messrs. Krakauer and Murray and Dr. Borsting.

The Compensation Committee met once in fiscal 2000. The Compensation Committee administers and makes awards under the Company’s stock option and stock incentive plans and also studies and recommends the implementation of all compensation programs for directors and officers of the Company.

The Audit Committee met twice in fiscal 2000. The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent accountants, and recommends the appointment of independent accountants to the Board of Directors.

The Nominating Committee establishes corporate governance principles, evaluates qualifications and candidates for positions on the Board, nominates new and replacement members for the Board and recommends Board committee composition. In addition, the Nominating Committee facilitates an annual evaluation by Board members of the Board and individual director performance.

PROPOSAL 2.
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has re-appointed the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending October 31, 2001. Although stockholder approval is not required, the Board of Directors request stockholders’ ratification of PricewaterhouseCoopers LLP’s re-appointment. A proposal to ratify this appointment will be presented at the Annual Meeting. PricewaterhouseCoopers LLP was first appointed in 1992 to examine the Company’s financial statements. A representative from PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions from stockholders.

If a quorum is present, in order to approve the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants, a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on such proposal must vote in favor of it. Accordingly, abstentions will have the same effect as votes against and non-votes will reduce the number of shares considered present and entitled to vote on the proposal.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2. Unless otherwise indicated, proxies solicited by the Board of Directors will be voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Board of Directors is not obligated to appoint other accountants, but the Board of Directors will give consideration to such unfavorable vote.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information relating to compensation paid to, or accrued by the Company on behalf of, the Company’s Chief Executive Officer and the other four most highly compensated executive officers of the Company as of October 31, 2000 (together the “Named Executive Officers”). The years 2000, 1999 and 1998 refer to the fiscal years ended October 31, 2000, 1999, and 1998, respectively.

				Long Term
				Compensation
	Annual Compensation			Awards

				Securities
Name and Principal				Underlying	All Other
Position at 10/31/2000	Year	Salary	Bonus (1)	Options (2)	Compensation

William R. Roach,	2000	$239,452	$215,000	22,500	$12,480	(3)

Chief Executive	1999	225,000	—	48,000	12,480	(3)

Officer (4)	1998	225,000	—	—	12,480	(3)

John Murray,

President, Chief Operating Officer	2000	202,116	215,000	62,500	—

and Acting Chief Financial	1999	175,000	100,000	24,000	—

Officer (4)	1998	140,000	—	60,000	—

G. Thomas Ahern,	2000	141,723	187,604	17,000

Senior Vice President,	1999	140,000	106,661	19,000	—

Sales and Marketing	1998	122,367	90,974	30,000	—

David H. LePage	2000	142,631	60,000	15,000

Vice President, Support	1999	130,000	—	14,000	—

Services and Distribution	1998	130,000	—	20,000	—

Wellesley R. Foshay, Ph.D.	2000	148,542	22,500	11,000

Vice President, Instructional Design	1999	140,000	—	12,000	—

and Cognitive Learning	1998	140,000	—	20,000	—

NOTE: Certain information called for in this table is not applicable to the Company or the individuals named above for the periods indicated.

(1)	Includes sales commissions and bonuses.

(2)	None of the Named Executive Officers has been granted stock appreciation rights (“SARs”) or holds shares of restricted stock which are subject to performance-based conditions on vesting.

(3)	Amount consists of premiums paid by the Company for term life insurance (of which the Company is not the beneficiary).

(4)	In November 2000, the Company announced the resignation of William R. Roach as the Company’s Chief Executive Officer and the promotion of John Murray to Chief Executive Officer. William R. Roach continues to serve as a member of the Board of Directors. In November 2000, the Company also announced the appointment of John M. Buske as Vice President, Finance and Chief Financial Officer.

Option Grants in Last Fiscal Year

The following table provides information relating to grants of stock options to the Named Executive Officers during fiscal 2000. No stock appreciation rights (“SARs”) were granted to the Named Executive Officers in fiscal 2000, and none of the Named Executive Officers held SARs as of October 31, 2000.

Percent of
		Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation
	Underlying	Employees	Exercise		for Option Term (2)
	Options Granted	In Fiscal	Price/	Expiration
Name	(1)	2000	Share	Date	5%	10%

William R. Roach	22,500	7.6%	$ 17.75	09/13/2010	$ 650,540	$ 1,035,876

John Murray	40,000 22,500	13.4% 7.6%	5.00 17.75	12/23/2009 09/13/2010	325,779 650,540	518,748 1,035,876

G. Thomas Ahern	7,000 10,000	2.4% 3.4%	5.00 17.75	12/23/2009 09/13/2010	57,011 289,129	90,781 460,389

David H. LePage	7,000 8,000	2.4% 2.7%	5.00 17.75	12/23/2009 09/13/2010	57,011 231,303	90,781 368,311

Wellesley R. Foshay	6,000 5,000	2.0% 1.7%	5.00 17.75	12/23/2009 09/13/2010	48,867 144,564	77,812 230,195

(1)	All options granted in fiscal 2000 were granted at 100% of the fair market value of the Company’s common stock on the date of grant. Options vest ratably over a three-year period beginning one year from the date of grant and expire ten years following the date of grant.

(2)	Assumes appreciation in value from the date of grant to the end of the option term at the indicated rate. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information relating to the exercise of stock options during fiscal year 2000 and holdings of unexercised stock options at October 31, 2000 by the Company’s Named Executive Officers.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options Held at		In-the-Money Options at
			October 31, 2000		October 31, 2000 (1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William R. Roach	—	$—	348,400	54,500	$5,721,710	$683,875

John Murray	—	—	80,200	98,500	1,298,435	1,541,625

G. Thomas Ahern	10,404	207,795	73,483	39,667	1,190,093	587,214

David H. LePage	9,184	143,040	51,579	31,001	866,268	460,267

Wellesley R. Foshay	6,254	50,229	37,233	25,667	567,160	398,339

(1)	Values were calculated using a price of $24.50, the closing price of the Company’s common stock as reported on NASDAQ on October 31, 2000.

Other Compensation Arrangements

The Named Executive Officers, with the exception of William R. Roach, have each entered into an Employment Security Agreement (“Employment Agreement”) with the Company. If there is a change in control of the Company, the Employment Agreement provides for a lump sum cash payment to the Named Executive Officer as long as the Named Executive Officer is still employed by the Company. In addition, within twelve months after a change in control, if the Named Executive Officer’s employment is terminated without good cause or the Named Executive Officer should voluntarily terminate such employment with good reason, the Employment Agreement provides for severance payments equal to 12 to 24 months of current compensation. The following sets forth the potential cash payments to the Named Executive Officers:

	Lump Sum	Severance	Severance
	Payment	Payments	Period

John Murray	$200,000	$400,000	24 months

G. Thomas Ahern	140,000	210,000	18 months

David H. LePage	136,500	136,500	12 months

Wellesley R. Foshay	147,000	147,000	12 months

	$623,500	$893,500

William R. Roach, the Company’s former Chief Executive Officer, entered into a Severance and Non-Competition Agreement (the “Severance Agreement”) with the Company in September, 1989. Mr. Roach’s Severance Agreement provided for two years salary and benefits upon termination without cause or resignation after a material adverse change or reduction in position or responsibilities, and precludes employment in any capacity, during the two years after termination of employment with the Company, in any business or activity competitive with the Company’s principal businesses. In November 2000, Mr. Roach resigned from the offices of Chairman of the Board and Chief Executive Officer of the Company pursuant to an agreement (the “CEO Agreement”) that provided for, among other things, the continuation of his salary for two years (as provided in the Severance Agreement), continued coverage for two and one-half years under the Company’s group medical and dental plans and continued coverage for two years under the Company’s group life insurance plan. The CEO Agreement also provided for the payment of two years’ premiums on the insurance plans, provision of office and secretarial services for six months and continuation of option vesting and exercise rights during the two years that he will continue to serve as a director. Mr. Roach will also receive reimbursement for legal fees not to exceed $15,000 incurred by him in evaluating and negotiating the CEO Agreement. The total cash payments to Mr. Roach under the CEO Agreement will be approximately $600,000 over two years.

Additionally, six other executive officers of the Company have each entered into Employment Agreements with the Company with potential aggregate cash payments of approximately $715,000 on October 31, 2000.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2000 were Mr. Krakauer, General Lewis and Drs. Stellar and Griffith. None of the Compensation Committee members are employees or executive officers of the Company. None of the Company’s directors or executive officers is a director or executive officer of any other company that has a director or executive officer who is also a director of the Company.

Compensation Committee Report on Executive Compensation

This report is submitted by Mr. Krakauer, General Lewis and Drs. Stellar and Griffith in their capacity as the Board of Directors’ Compensation Committee and addresses the Company’s compensation policies for fiscal 2000 as they affected the Chief Executive Officer (the “CEO”) and the other executive officers of the Company (including the Named Executive Officers).

Compensation Philosophy

The Company’s compensation philosophy, as developed under the supervision of the Compensation Committee, is highly incentive oriented, particularly for executive officers. The goals of the executive compensation program are to attract, retain, and reward executive officers who contribute to the success of the Company. Compensation opportunities are aligned with the Company’s business objectives. The compensation programs are designed to motivate executive officers to meet annual corporate performance goals and enhance long-term stockholder value.

In designing and administering the individual elements of the executive compensation program, the Compensation Committee strives to balance short and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance, and determining incentive awards.

Overview of Executive Compensation Policy

The executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. Accordingly, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified performance goals. The overall objectives of this strategy are to motivate the CEO and executive officers to achieve the goals inherent in the Company’s business strategy, to link executive and stockholder interests through equity-based plans to maintain a high quality core of executives, and finally, to provide a compensation package that recognizes individual contributions, as well as overall business results.

The Compensation Committee receives the recommendations of the CEO for the compensation to be paid to executive officers, including the Named Executive Officers, and after due deliberation determines the compensation of such executive officers and the CEO. This process is designed to ensure consistency throughout the executive compensation program. The key elements of the Company’s executive compensation program consist of base salary, annual cash incentive compensation, and stock option incentives.

The Compensation Committee believes the CEO’s compensation should be heavily influenced by Company performance, including the achievement of long-term strategic objectives, profitable growth, and increased stockholder value. Therefore, although there is necessarily some subjectivity in setting the CEO’s base salary, major elements of the compensation package are directly tied to Company performance. The CEO’s annual salary was $239,452 in fiscal 2000.

The Compensation Committee’s policies with respect to each of the compensation program elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package provided by the Company, including group health and life insurance and participation in the Company’s 401(k) Plan.

Base Salaries

Salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, as well as their contribution to the achievement of Company goals. The Committee believes that the Company generally establishes relatively conservative executive officer base salaries. These base salaries are reviewed annually by the Committee in view of overall Company performance and may be adjusted to reflect changes in responsibilities and the executive’s personal contribution to corporate performance.

Annual Cash Incentive Compensation

The annual cash incentive portion of the executive compensation program provides for sales commissions and bonuses. Commissions are based on revenues and bonuses are based on the achievement of pre-established annual goals.

Stock Option Incentives

Stock options provide executives with the opportunity to build an equity interest in the Company and to share in the appreciation of the value of the Company’s stock. Stock options are granted at the fair market value of the stock on the date of the grant, are subject to vesting over time, and only have future value for the executives if the stock price appreciates from the date of grant. Factors influencing stock option grants to executive officers include the performance of the Company, the relative levels of responsibility, contributions to the business of the Company, and competitiveness with other growth-oriented companies. Stock options granted to executive officers are approved by the Committee.

Stock option incentive grants to the CEO and the other Named Executive Officers in fiscal 2000 resulted from the achievement of fiscal 1999 revenue and earnings growth objectives and certain strategic growth objectives and were granted on December 23, 1999 at fair market value. In addition, the CEO and other named executive officers received a separate grant on September 13, 2000.

Benefits

Benefits offered to executive officers are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Company’s 401(k) Plan. In addition, the former CEO is provided with supplemental life insurance. These benefits are not tied directly to corporate performance.

The Compensation Committee believes that the Company’s executive compensation policies and programs serve the interests of the Company and its stockholders.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Mr. John L. Krakauer (Chair) Maj. Gen. Vernon B. Lewis, Jr. (USA Ret.) Dr. Hurdis M. Griffith Dr. Arthur W. Stellar

Report of the Audit Committee

In accordance with its written charter adopted by the Board of Directors (the “Board”) (a copy of which is attached as Appendix “A” to this Proxy Statement), the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). In discharging its responsibilities for oversight of the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing any relationships between the accountants and the Company that might bear on the accountants’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the accountants any relationships that might impact the accountants’ objectivity and independence and satisfied itself as to the accountants’ independence. The Committee discussed and reviewed with the independent accountants the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent accountants’ examination of the financial statements for the year ended October 31, 2000. The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended October 31, 2000 with management and the independent accountants. Management has the responsibility for preparation of the Company’s financial statements and the independent accountants have the responsibility for examination of those statements. Based upon the above-mentioned review and discussions with management and the independent accountants, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2000, for filing with the Securities Exchange Commission.

AUDIT COMMITTEE Dr. Jack R. Borsting (Chair) Dr. Hurdis M. Griffith Maj. General Vernon B. Lewis General Dennis J. Reimer

Stock Performance Graph

In accordance with Securities and Exchange Commission regulations, the following performance graph compares the cumulative total stockholder return on the Company’s common stock to the cumulative total return on the NASDAQ Composite Index and the weighted average return of a peer group (described below) for the five years ended October 31, 2000, assuming an initial investment of $100 and the reinvestment of all dividends.

The peer group consists of the following companies with training and education operations: Smart Force PLC (formerly CBT Group PLC), Computer Learning Centers, Inc, and Apollo Group, Inc. Although the businesses of these companies include operations outside of the training and education industry, and/or serve markets different than those of the Company, the Company believes the selection of these companies for comparison purposes is reasonable.

	10/31/1995	10/31/1996	10/31/1997	10/31/1998	10/31/1999	10/31/2000

PLATO Learning	$100.0	225.4	95.2	93.7	67.5	311.1

Peer Group	100.0	122.0	181.1	124.5	108.4	199.8

NASDAQ	100.0	117.9	153.8	171.8	286.3	325.2

OTHER INFORMATION

The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors, and greater than 10% beneficial owners are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the company and written representations from the executive officers and directors, the company believes that all Section 16(a) filing requirements applicable to its executive officers and directors were complied with during its fiscal year 2000, except for one late filing by Mr. Krakauer, which was one month late.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

The proxy rules of the Securities and Exchange Commission permit stockholders, after timely notice to issuers, to present proposals for stockholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company’s annual meeting for the fiscal year ending October 31, 2001, is expected to be held on or about March 15, 2002, and proxy materials in connection with that meeting are expected to be mailed on or about January 15, 2002. Except as indicated below, stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before October 1, 2001.

The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an Annual Meeting of Stockholders of the Company; and (ii) the nomination by stockholders of candidates for election as directors.

BY THE ORDER OF THE BOARD OF DIRECTORS,

Steven R. Schuster Corporate Secretary

Appendix A

PLATO Learning, Inc.
Audit Committee Charter
September 2000

PURPOSE

The Audit Committee of the Board of Directors is organized to assist the Board in fulfilling its oversight responsibilities by reviewing: financial reports and other financial information provided by the company to the shareholders and the Securities and Exchange Commission (SEC); the company’s internal control structure; the company’s internal and external audit processes; and any other matters relating to the company’s accounting and financial reporting processes.

ORGANIZATION

The Audit Committee is comprised of at least three (3) directors, as determined by the Board of Directors, each of whom shall be Independent Outside Directors (as defined by Appendix I).

MEETINGS

The Audit Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate.

A majority of the members of the Audit Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present shall be an action of the Audit Committee.

RESPONSIBILITIES

The responsibilities of the Audit Committee are to:

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Recommend to the Board of Directors for its action the appointment or discharge of the Corporation’s independent auditors, based upon the Committee’s judgment of the independence of the auditors (taking into account the fees charged both for audit and non-audit services) and the quality of its audit work. If the auditors must be replaced, the Committee shall recommend to the Board of Directors for its action the appointment of new auditors until the next annual meeting of stockholders.

3.	Review and approve each professional service considered to be consulting services (other than audit and tax-related services) to be provided by the company’s independent audit firm.

4.	Review with the independent auditors and the internal auditors the scope and plan of their respective audits and the degree of coordination of those plans.

Appendix A

PLATO Learning, Inc.
Audit Committee Charter
September 2000

5.	Meet with the independent auditors at appropriate times to review, among other things, the results of the audit and any certification, report, or opinion that the auditors propose to render in connection with the Corporation’s financial statements. The review should cover key issues that the auditors considered during their work, which led to their expression of an opinion on the financial statements of the company.

6.	Meet with the independent auditors, without management present, to discuss any items of significance, and to ensure that the independent auditors have unrestricted access to the Audit Committee.

7.	Review the Company’s annual report filed with the SEC on SEC Form 10-K, including the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

8.	Direct the auditors to inquire into and report to it with respect to any of the Corporation’s contracts, transactions or procedures, or the conduct of the Corporate Office, or any other unit, or any other matter having to do with the Corporation’s business and affairs. If authorized by the Board of Directors, the Committee may initiate special investigations in these regards.

9.	The Committee has such other duties as may be lawfully delegated to it from time to time by the Board of Directors.

Appendix I

INDEPENDENCE

“Independent Outside Director” means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Corporation’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

a.	a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;
b.	a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;
c.	a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;
d.	a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation’s securities) that exceeds 5% of the Corporation’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;
e.	a director who is employed as an executive of another entity where any of the Corporation’s executives serve on that entity’s compensation committee.

PLATO Learning, Inc.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, March 22, 2001
9:00 a.m.

Hyatt Regency Minneapolis
1300 Nicollet Mall
Minneapolis, MN 55403

PLATO Learning, Inc. 10801 Nesbitt Avenue South Bloomington, MN 55437

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 22, 2001.

The shares of stock you own in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint John Murray, and/or John M. Buske, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments thereof.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on March 21, 2001.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple recorded instructions.

VOTE BY INTERNET - http://www.eproxy.com/tutr/

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on March 21, 2001.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
•	Follow the simple instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to PLATO Learning, Inc., c/o Shareowner Servicessm, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
\/ Please detach here \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of Class II Directors:	01 John Murray	Vote FOR all nominees (except as marked)	Vote WITHHELD from all nominees

02 Arthur W. Stellar, Ph.D.

(Instructions: To withhold authority to vote for any indicated
nominee, write the number(s) in the box provided to the right.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending October 31, 2001.	For	Against	Abstain

In their discretion upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box. Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing proxy.